Exhibit 99.1
Sun Country Airlines Reports Third Quarter 2023 Results
Revenue of $249 million, highest third quarter on record(1)
GAAP diluted EPS of $0.13 and operating income of $19 million
Adj. diluted EPS(2) of $0.14 and adjusted operating income(2) of $20 million,
MINNEAPOLIS. November 7, 2023. Sun Country Airlines Holdings, Inc. (“Sun Country Airlines,” “Sun Country,” the “Company”) (NASDAQ: SNCY) today reported financial results for its third quarter ended September 30, 2023.

“Sun Country’s diversified business model continued to deliver strong results in the third quarter, as evidenced by our strong GAAP operating results and our third consecutive quarter of year over year improvement in adjusted operating margin, adjusted pre-tax margin and adjusted earnings per share,” said Jude Bricker, Chief Executive Officer of Sun Country. “Total revenue was up by 12.3% versus the third quarter 2022 and we produced GAAP operating income of $19 million, operating margin of 7.6%, and adjusted operating margin(2) of 8.1% for the quarter. The revenue environment continues to stay healthy as demonstrated by scheduled service TRASM(3) declining only 5.0%, while scheduled service ASMs grew 15.1%. This helped to drive GAAP diluted EPS of $0.13 and Adjusted diluted EPS(2) of $0.14 in the third quarter. In addition to our excellent performance, our board of directors has authorized an additional $25 million for repurchases of Sun Country shares.”
Overview of Third Quarter

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Total Operating Revenue	$248.9	$221.7	12.3
Operating Income	19.0	15.4	23.5
Income Before Income Tax	10.1	12.9	(22.1)
Net Income	7.6	10.7	(28.9)
Diluted earnings per share	$0.13	$0.18	(27.8)

	Three Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Adjusted Operating Income (2)	$20.0	$15.9	26.2
Adjusted Income Before Income Tax (2)	11.1	9.7	14.8
Adjusted Net Income (2)	8.4	7.4	13.9
Adjusted diluted earnings per share (2)	$0.14	$0.12	16.7

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Total Operating Revenue	$804.1	$667.3	20.5
Operating Income	110.4	40.6	171.9
Income Before Income Tax	86.5	14.5	496.3
Net Income	66.5	10.4	540.3
Diluted earnings per share	$1.12	$0.17	558.8

	Nine Months Ended September 30,
(unaudited) (in millions, except per share amounts)	2023	2022	% Change
Adjusted Operating Income (2)	$118.5	$42.6	178.4
Adjusted Income Before Income Tax (2)	94.9	22.7	317.7
Adjusted Net Income (2)	72.9	17.9	308.1
Adjusted diluted earnings per share (2)	$1.23	$0.29	322.5

For the quarter ended September 30, 2023, Sun Country reported net income of $8 million and income before income tax of $10 million, on $249 million of revenue. Adjusted income before income tax(2) for the quarter was $11 million. GAAP operating income during the quarter was $19 million, while adjusted operating income(2) was $20 million, operating margin was 7.6% and adjusted operating margin(2) was 8.1%.

“For the fourth consecutive quarter, we have seen year-over-year revenue growth across our scheduled service, charter and cargo businesses,” said Dave Davis, President and Chief Financial Officer. “Year-to-date, we have continued to see unit revenue strength with scheduled service TRASM(3) up 13.6% versus the same time period last year, and we do not see demand abating through the rest of 2023. Sun Country continues to generate strong margins and our outlook for 2024 capital expenditures falls sharply from 2023 levels driving an expected, significant increase in free cash flow next year(4). As such, our board of directors has authorized another $25 million to repurchase Sun Country shares. This is on top of the $80 million that has already been used to repurchase shares. Since November 2022, we have repurchased 4.7 million shares of Sun Country common stock.”
Notable Highlights

•Announced the extension of our schedule through September 10, 2024 including eight new domestic seasonal nonstop routes from Minneapolis and new flying to Montreal and Toronto Canada (pending final approval from the Canadian airports).
•The Company repurchased 2.1 million shares at an average price of $15.30 during the third quarter. The board of directors approved an additional $25 million of buyback authority which brings the current repurchase authorization to $25 million.
Capacity
System block hours flown during the third quarter of 2023 grew by 14.4% year-over-year. Cargo block hours grew in the third quarter by 6.3% year-over-year as Amazon flying was constrained last year due to scheduled maintenance events. Scheduled service block hours and charter block hours increased by 17.6% and 14.1%, respectively year-over-year on a 14.1% increase in average passenger aircraft.
Charter block hours under long-term contracts comprised 82.2% of the total charter flying performed in the third quarter of 2023. As the Company continues to normalize its aircraft utilization, it intends to pursue more ad-hoc charter flying.
Revenue
For the third quarter of 2023, the Company reported total revenue of $249 million, which was 12.3% more than the third quarter of 2022. The Company’s scheduled service TRASM(3) of 11.72 cents in the third quarter of 2023 decreased 5.0% year-over-year, while scheduled service ASMs increased 15.1%. The third quarter 2023 total fare per scheduled passenger of $153 was lower than third quarter 2022 by 8.7% as scheduled service revenue passengers grew 19.9%. As a component of total fare, ancillary revenue per passenger continues to show strength at $65, a growth rate of 16.9% versus the same time period last year. In the third quarter of 2023, the Company’s charter service revenue was $47 million, an increase of 10.6% year-over-year. On a rate basis, third quarter 2023 charter revenue per block hour was 3.1% lower than the rate in the third quarter of 2022 as lower fuel prices reduced the fuel reimbursement amount that we received from our charter customers.
In the third quarter of 2023, cargo revenue was $26 million, a 10.0% increase versus the third quarter of 2022. The variance was primarily driven by a 6.3% increase in block hours and the annual rate escalation which went into effect in mid-December 2022.
Cost

For the third quarter of 2023, total GAAP operating expenses increased 11.4% year-over-year, primarily due to a 23.7% increase in salaries, wages, and benefits and a 39.1% increase in maintenance expense. Fuel expense decreased by 5.7% compared to third quarter 2022. This combination drove adjusted CASM(5) in the third quarter to increase 2.6% versus the third quarter 2022.

Balance Sheet and Liquidity
Total liquidity(6) was $198 million on September 30, 2023, while the Company’s net debt(7) was $544 million.

(in millions - amounts may not recalculate due to rounding)	September 30, 2023	December 31, 2022
	(Unaudited)
Cash and Cash Equivalents	$27.0	$92.1
Available-for-Sale Securities	146.5	172.6
Amount Available Under Revolving Credit Facility	24.7	24.7
Total Liquidity	$198.1	$289.4

(in millions - amounts may not recalculate due to rounding)	September 30, 2023	December 31, 2022
	(Unaudited)
Total Debt, net	$435.1	$352.2
Finance Lease Obligations	263.3	251.3
Operating Lease Obligations	19.4	26.1
Total Debt, net, and Lease Obligations	717.8	629.6
Cash and Cash Equivalents	27.0	92.1
Available-for-Sale Securities	146.5	172.6
Net Debt	$544.3	$364.9
Fleet
As of September 30, 2023, the Company had 42 aircraft in its passenger service fleet, operated 12 freighter aircraft in its cargo operation, and had five aircraft held for operating lease.
Guidance for Fourth Quarter 2023

	Q4 2023	H/(L) vs Q4 2022
Total revenue - millions	$242 to $252	7% to 11%
Economic fuel cost per gallon	$3.20	(11%)
Operating income margin - percentage	3% to 5%	(4pp) to (2pp)
Effective tax rate	23%
Total system block hours - thousands	36 to 37	11% to 15%

Conference Call & Webcast Details
Sun Country Airlines will host a conference call to discuss its third quarter 2023 results at 4:30 p.m. Eastern Time on Tuesday, November 7, 2023. A live broadcast of the conference call will be available via the investor relations section of Sun Country Airlines’ website at https://ir.suncountry.com/news-events/events-and-presentations. The online replay will be available on the same website approximately one hour after the call.
About Sun Country Airlines
Sun Country Airlines is a new breed of hybrid low-cost air carrier that dynamically deploys shared resources across our synergistic scheduled service, charter and cargo businesses. Based in Minnesota, we focus on serving leisure and visiting friends and relatives ("VFR") passengers and charter customers and providing cargo services, with flights throughout the United States and to destinations in Mexico, Central America, Canada, and the Caribbean.

End Notes

1 -	Records begin in January 2017
2 -	See additional details, including reconciliations to the most comparable GAAP measures, in the section titled “Non-GAAP financial measures”
3 -
Scheduled Service TRASM includes Schedule Service revenue, Ancillary revenue, and ASM generating revenue classified within Other Revenue on the Condensed Consolidated Statement of Operations / Scheduled Service ASMs. Other Revenue includes rental revenue of approximately $6 million and $12 million associated with five aircraft held for operating lease in the three and nine months ended September 30, 2023, respectively, which is not included

4 -	There can be no assurance that projections or estimates of future performance will be realized
5 -
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, non-cash management stock compensation expense, costs arising from its cargo operations, depreciation recognized on our aircraft and flight equipment held for operating lease, certain commissions, and other costs of selling its vacations product from this measure. See table titled “Reconciliation of CASM to Adjusted CASM”

6 -	Total liquidity = cash and cash equivalents + available-for-sale securities + amount available under revolver
7 -	Net debt = current portion of long-term debt + long-term debt + finance lease obligations + operating lease obligations – cash and cash equivalents - available-for-sale securities
Contacts

Investor Relations
IR@suncountry.com
Media
mediarelations@suncountry.com

Forward Looking Statements
This press release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. The forward-looking statements are relating to:
• our strategy, outlook and growth prospects;
• our operational and financial targets and dividend policy;
• general economic trends and trends in the industry and markets;
• potential repurchases of our common stock; and
• the competitive environment in which we operate.
These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
These forward-looking statements reflect our views with respect to future events as of the date of this press release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this press release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. We anticipate that subsequent events and developments will cause our views to change. You should read this press release completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements. Additional information concerning certain factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Non-GAAP Financial Measures
We sometimes use information that is derived from the Condensed Consolidated Financial Statements, but that is not presented in accordance with GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this document to the most directly comparable GAAP financial measures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2023	2022	% Change
Operating Revenues:
Scheduled Service	$96,483	$102,200	(5.6)
Charter Service	47,437	42,899	10.6
Ancillary	70,435	50,261	40.1
Passenger	214,355	195,360	9.7
Cargo	26,059	23,687	10.0
Other	8,462	2,653	219.0
Total Operating Revenue	248,876	221,700	12.3

Operating Expenses:
Aircraft Fuel	61,179	64,843	(5.7)
Salaries, Wages, and Benefits	72,541	58,661	23.7
Aircraft Rent	22	1,949	(98.9)
Maintenance	15,330	11,018	39.1
Sales and Marketing	7,569	6,827	10.9
Depreciation and Amortization	22,762	17,181	32.5
Ground Handling	9,382	8,669	8.2
Landing Fees and Airport Rent	13,958	12,926	8.0
Other Operating, net	27,127	24,235	11.9
Total Operating Expenses	229,870	206,309	11.4
Operating Income	19,006	15,391	23.5

Non-operating Income (Expense):
Interest Income	2,480	1,610	54.0
Interest Expense	(11,403)	(7,493)	52.2
Other, net	(15)	3,422	(100.4)
Total Non-operating Expense, net	(8,938)	(2,461)	263.2

Income before Income Tax	10,068	12,930	(22.1)
Income Tax Expense	2,477	2,253	9.9
Net Income	$7,591	$10,677	(28.9)

Net Income per share to common stockholders:
Basic	$0.14	$0.18	(22.2)
Diluted	$0.13	$0.18	(27.8)
Shares used for computation:
Basic	55,435,386	58,146,606	(4.7)
Diluted	58,595,646	60,793,516	(3.6)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Nine Months Ended September 30,
	2023	2022	% Change
Operating Revenues:
Scheduled Service	$360,607	$334,679	7.7
Charter Service	143,250	118,526	20.9
Ancillary	205,633	139,548	47.4
Passenger	709,490	592,753	19.7
Cargo	74,437	65,930	12.9
Other	20,150	8,607	134.1
Total Operating Revenue	804,077	667,290	20.5

Operating Expenses:
Aircraft Fuel	185,829	206,334	(9.9)
Salaries, Wages, and Benefits	223,890	178,576	25.4
Aircraft Rent	2,281	7,347	(69.0)
Maintenance	44,311	35,794	23.8
Sales and Marketing	26,005	23,336	11.4
Depreciation and Amortization	64,577	49,364	30.8
Ground Handling	28,299	24,838	13.9
Landing Fees and Airport Rent	36,847	32,708	12.7
Other Operating, net	81,663	68,401	19.4
Total Operating Expenses	693,702	626,698	10.7
Operating Income	110,375	40,592	171.9

Non-operating Income (Expense):
Interest Income	7,766	2,166	258.5
Interest Expense	(31,272)	(23,097)	35.4
Other, net	(370)	(5,156)	(92.8)
Total Non-operating Expense, net	(23,876)	(26,087)	(8.5)

Income before Income Tax	86,499	14,505	496.3
Income Tax Expense	19,963	4,113	385.4
Net Income	$66,536	$10,392	540.3

Net Income per share to common stockholders:
Basic	$1.19	$0.18	561.1
Diluted	$1.12	$0.17	558.8
Shares used for computation:
Basic	56,051,173	58,039,201	(3.4)
Diluted	59,281,819	61,372,735	(3.4)

KEY OPERATING STATISTICS
The following tables presents key operating statistics and metrics for the three and nine months ended September 30, 2023 and 2022.

	Three Months Ended September 30,
	2023	2022	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	1,252,583	1,101,011	13.8
Available seat miles (ASMs) – thousands	1,446,462	1,256,755	15.1
Load factor	86.6%	87.6%	(1.0)
Revenue passengers carried	1,090,172	908,967	19.9
Departures	6,878	5,611	22.6
Block hours	19,935	16,947	17.6
Scheduled service TRASM(1) - cents	11.72	12.34	(5.0)
Average base fare per passenger	$88.50	$112.44	(21.3)
Ancillary revenue per passenger	$64.61	$55.29	16.9
Total fare per passenger	$153.11	$167.73	(8.7)
Fuel gallons - thousands	15,536	13,352	16.4

Charter Statistics:
Departures	2,688	2,359	13.9
Block hours	5,274	4,623	14.1
Available seats miles (ASMs) - thousands	322,722	286,189	12.8
Fuel gallons - thousands	3,513	3,056	15.0

Cargo Statistics:
Departures	3,432	3,043	12.8
Block hours	9,287	8,739	6.3

Total System Statistics:
Average passenger aircraft	42.0	36.8	14.1
Passenger aircraft – end of period	42	42	—
Cargo aircraft – end of period	12	12	—
Aircraft held for operating lease – end of period	5	—	NM
Available seat miles (ASMs) – thousands	1,791,485	1,553,483	15.3
Departures	13,128	11,072	18.6
Block hours	34,874	30,492	14.4
Daily utilization – hours	6.6	6.4	3.1
Average stage length – miles	1,005	1,055	(4.7)
Total revenue per ASM (TRASM) - cents	12.11	12.75	(5.0)
Cost per ASM (CASM) - cents	12.83	13.28	(3.4)
Adjusted CASM(2) - cents	7.75	7.55	2.6
Fuel gallons - thousands	19,262	16,509	16.7
Fuel cost per gallon	$3.19	$3.93	(18.8)
Employees at end of period	2,692	2,354	14.4
1 – See note 3 in end notes
2 – See note 4 in end notes
“NM” stands for not meaningful

	Nine Months Ended September 30,
	2023	2022	% Change
Scheduled Service Statistics:
Revenue passenger miles (RPMs) – thousands	3,900,975	3,565,501	9.4
Available seat miles (ASMs) – thousands	4,489,968	4,284,403	4.8
Load factor	86.9%	83.2%	3.7
Revenue passengers carried	3,093,536	2,715,707	13.9
Departures	19,456	17,512	11.1
Block hours	61,438	57,585	6.7
Scheduled service TRASM(1) - cents	12.80	11.27	13.6
Average base fare per passenger	$116.57	$123.24	(5.4)
Ancillary revenue per passenger	$66.47	$51.39	29.3
Total fare per passenger	$183.04	$174.63	4.8
Fuel gallons - thousands	48,046	44,940	6.9

Charter Statistics:
Departures	7,816	6,214	25.8
Block hours	15,994	13,000	23.0
Available seats miles (ASMs) - thousands	961,953	800,698	20.1
Fuel gallons - thousands	11,063	9,085	21.8

Cargo Statistics:
Departures	9,643	8,310	16.0
Block hours	25,633	23,891	7.3

Total System Statistics:
Average passenger aircraft	41.8	35.2	18.8
Passenger aircraft – end of period	42	42	—
Cargo aircraft – end of period	12	12	—
Aircraft held for operating lease – end of period	5	—	NM
Available seat miles (ASMs) – thousands	5,516,826	5,114,134	7.9
Departures	37,295	32,246	15.7
Block hours	104,188	95,052	9.6
Daily utilization – hours	6.9	7.4	(6.8)
Average stage length – miles	1,088	1,169	(6.9)
Total revenue per ASM (TRASM) - cents	13.01	11.76	10.6
Cost per ASM (CASM) - cents	12.57	12.25	2.6
Adjusted CASM(2) - cents	7.56	6.91	9.4
Fuel gallons - thousands	59,734	54,322	10.0
Fuel cost per gallon	$3.12	$3.81	(18.1)
Employees at end of period	2,692	2,354	14.4
1 – See note 3 in end notes
2 – See note 4 in end notes
“NM” stands for not meaningful

SUMMARY BALANCE SHEET (Dollars in millions) (amounts may not recalculate due to rounding)

	September 30, 2023	December 31, 2022	% Change
	(Unaudited)
Cash & Cash Equivalents	$27.0	$92.1	(70.7)
Other Current Assets	233.3	253.4	(7.9)
Total Current Assets	260.3	345.5	(24.7)
Total Property & Equipment, net	956.7	785.7	21.8
Other	384.0	393.3	(2.3)
Total Assets	1,601.1	1,524.4	5.0

Air Traffic Liabilities	130.5	158.0	(17.4)
Current Finance Lease Obligations	32.1	18.0	78.4
Current Operating Lease Obligations	2.3	6.3	(63.7)
Current Maturities of Long-Term Debt, net	83.3	57.5	44.8
Income Tax Receivable Agreement Liability	1.5	2.3	(33.1)
Other Current Liabilities	121.2	135.0	(10.3)
Total Current Liabilities	370.9	377.1	(1.7)
Finance Lease Obligations	231.2	233.3	(0.9)
Operating Lease Obligations	17.1	19.8	(13.8)
Long-Term Debt, net	351.8	294.7	19.4
Income Tax Receivable Agreement Liability	99.5	101.5	(2.0)
Other	11.3	5.2	116.5
Total Liabilities	1,081.7	1,031.7	4.8

Total Stockholders’ Equity	$519.4	$492.7	5.4

SUMMARY CASH FLOW (Dollars in millions) (Unaudited - amounts may not recalculate due to rounding)

	Nine Months Ended September 30,
	2023	2022	% Change
Net Cash Provided by Operating Activities	$102.7	$71.7	43.2

Purchases of Property & Equipment	(210.6)	(177.7)	18.6
Other, net	32.4	(120.0)	(127.0)
Net Cash Used in Investing Activities	(178.3)	(297.6)	(40.1)

Common Stock Repurchases	(55.1)	—	NM
Proceeds from Borrowing	119.2	188.3	(36.7)
Repayment of Finance Lease Obligations	(16.4)	(37.8)	(56.7)
Repayment of Borrowings	(35.5)	(95.3)	(62.8)
Other, net	(1.7)	(0.9)	90.5
Net Cash Provided by Financing Activities	10.6	54.2	(80.4)

Net Decrease in Cash	(65.0)	(171.7)	(62.1)
Cash, Cash Equivalents and Restricted Cash – Beginning of the Period	102.9	317.8	(67.6)
Cash, Cash Equivalents and Restricted Cash – End of the Period	$37.9	$146.1	(74.0)
“NM” stands for not meaningful

NON-GAAP FINANCIAL MEASURES
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per share, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures included as supplemental disclosure because we believe they are useful indicators of our operating performance. Derivations of Operating Income and Net Income are well recognized performance measurements in the airline industry that are frequently used by our management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in our industry.
The measures described above have limitations as analytical tools. Some of the limitations applicable to these measures include: they do not reflect the impact of certain cash and non-cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate these non-GAAP measures differently than we do, limiting each measure’s usefulness as a comparative measure. Because of these limitations, the following non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to the possible differences in the method of calculation and in the items being adjusted.
For the aforementioned reasons, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Income Before Income Tax, Adjusted Pre-tax Margin, Adjusted Net Income, Adjusted Net Income per Share, Adjusted EBITDA and Adjusted EBITDA Margin have significant limitations which affect their use as indicators of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of GAAP Operating Income to Adjusted Operating Income Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP operating income to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating Revenue	$248.9	$221.7	$804.1	$667.3
Operating Income	19.0	15.4	110.4	40.6
Stock Compensation Expense	1.0	0.5	8.1	2.0
Adjusted Operating Income	$20.0	$15.9	$118.5	$42.6

Operating Income Margin	7.6%	6.9%	13.7%	6.1%
Adjusted Operating Income Margin	8.1%	7.2%	14.7%	6.4%

Reconciliation of GAAP Income Before Income Tax to Adjusted Income Before Income Tax Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following table presents the reconciliation of GAAP income before income tax to adjusted income before income tax.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income	$7.6	$10.7	$66.5	$10.4
Add: Provision for Income Tax Expense	2.5	2.3	20.0	4.1
Income Before Income Tax, as reported	10.1	12.9	86.5	14.5
Pre-tax margin	4.0%	5.8%	10.8%	2.2%

Stock Compensation Expense	1.0	0.5	8.1	2.0
Tax Receivable Agreement adjustment (1)	—	(3.5)	(0.4)	5.0
Gain on asset transactions, net (2)	—	(0.2)	—	(0.3)
Loss on refinancing credit facility	—	—	—	1.6
Secondary offering costs	—	—	0.6	—
Adjusted Income Before Income Tax	$11.1	$9.7	$94.9	$22.7

Adjusted Pre-tax margin	4.5%	4.4%	11.8%	3.4%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter of 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted

Reconciliation of GAAP Net Income and Earnings per Share to Adjusted Net Income and Adjusted Earnings per Share
Dollars and shares in millions, except for per share – Unaudited - amounts may not recalculate due to rounding

The following table presents the reconciliation of GAAP net income and earnings per share to adjusted net income and adjusted earnings per share.

	Three Months Ended September 30,
	2023		2022
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$7.6	$0.13	$10.7	$0.18
Stock Compensation Expense	1.0	0.02	0.5	0.01
Tax Receivable Agreement adjustment (1)	—	—	(3.5)	(0.06)
Gain on asset transactions, net (2)	—	—	(0.2)	—
Income tax effect of adjusting items, net (3)	(0.2)	—	(0.1)	—
Adjusted Net Income	$8.4	$0.14	$7.4	$0.12

Diluted share count	58.6		60.8

	Nine Months Ended September 30,
	2023		2022
	Dollars	Per Share - diluted	Dollars	Per Share - diluted
Net Income	$66.5	$1.12	$10.4	$0.17
Stock Compensation Expense	8.1	0.14	2.0	0.03
Tax Receivable Agreement adjustment (1)	(0.4)	(0.01)	5.0	0.08
Gain on asset transactions, net (2)	—	—	(0.3)	(0.01)
Loss on refinancing credit facility	—	—	1.6	0.03
Secondary offering costs	0.6	0.01	—	—
Income tax effect of adjusting items, net (3)	(2.0)	(0.03)	(0.7)	(0.01)
Adjusted Net Income	$72.9	$1.23	$17.9	$0.29

Diluted share count	59.3		61.4

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter of 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted
(3)	The tax effect of adjusting items, net is calculated at the Company’s statutory rate for the application period

Reconciliation of GAAP Net Income to Adjusted EBITDA Dollars in millions – Unaudited - amounts may not recalculate due to rounding
The following tables present the reconciliation of net income to adjusted EBITDA for the periods presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Income	$7.6	$10.7	$66.5	$10.4
Interest Income	(2.5)	(1.6)	(7.8)	(2.2)
Interest Expense	11.4	7.5	31.3	23.1
Stock Compensation Expense	1.0	0.5	8.1	2.0
Tax Receivable Agreement adjustment (1)	—	(3.5)	(0.4)	5.0
Secondary offering costs	—	—	0.6	—
Gain on asset transactions, net (2)	—	(0.2)	—	(0.3)
Provision for Income Taxes	2.5	2.3	20.0	4.1
Depreciation and Amortization	22.8	17.2	64.6	49.4
Adjusted EBITDA	$42.8	$32.7	$183.0	$91.5

Adjusted EBITDA margin	17.2%	14.8%	22.8%	13.7%

(1)	This represents the adjustment to the TRA for the period, which is recorded in Non-Operating Income (Expense)
(2)	Due to changes in the Company’s operations, Management determined that, beginning in the fourth quarter of 2022, certain asset transactions will no longer be included as adjustments to Adjusted Net Income because these transactions are part of our recurring operations. This change was made prospectively beginning in the fourth quarter of 2022, and no prior period amounts have been adjusted.

Adjusted CASM
Adjusted CASM is a non-GAAP measure derived from CASM by excluding fuel costs, costs related to our cargo operations, stock based compensation, depreciation recognized on our aircraft and flight equipment held for operating lease, certain commissions and other costs of selling our vacations product from this measure as these costs are unrelated to our airline operations and improve comparability to our peers. Adjusted CASM is an important measure used by management and by our board of directors in assessing quarterly and annual cost performance. Adjusted CASM is also a measure commonly used by industry analysts and we believe it is an important metric by which they compare our airline to others in the industry, although other airlines may exclude certain other costs in their calculation of Adjusted CASM. The measure is also the subject of frequent questions from investors.

Adjusted CASM excludes fuel costs. By excluding volatile fuel costs that are outside of our control from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can lead to a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management and investors to understand the impact and trends in company-specific cost drivers, such as labor rates, aircraft and maintenance costs, and productivity, which are more controllable by management.
We have excluded costs related to the cargo operations and depreciation recognized on our aircraft and flight equipment held for operating lease as these operations do not create ASMs. During the nine months ended September 30, 2023, the Company acquired five 737-900ERs that are currently on lease to an unaffiliated airline. Depreciation expense on these aircraft materially began during the three months ended June 30, 2023. Adjusted CASM further excludes other adjustments, as defined in the relevant reporting period, that are not representative of the ongoing costs necessary to our airline operations and may improve comparability between periods. We also exclude stock compensation expense when computing Adjusted CASM. The Company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives and is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any period.
As derivations of Adjusted CASM are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of Adjusted CASM as presented may not be directly comparable to similarly titled measures presented by other companies. Adjusted CASM should not be considered in isolation or as a replacement for CASM. For the aforementioned reasons, Adjusted CASM has significant limitations which affect its use as an indicator of our profitability. Accordingly, readers are cautioned not to place undue reliance on this information.

Reconciliation of CASM to Adjusted CASM Amounts may not recalculate due to rounding, dollar amounts in millions
The following table presents the reconciliation of CASM to Adjusted CASM.

	Three Months Ended September 30,
	2023		2022
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$229.9	12.83	$206.3	13.28
Less:
Aircraft Fuel	61.2	3.41	64.8	4.17
Stock Compensation Expense	1.0	0.06	0.5	0.03
Cargo expenses, not already adjusted above	26.4	1.48	23.6	1.52
Sun Country Vacations	0.2	0.01	0.2	0.01
Aircraft and Flight Equipment Held for Operating Lease, Depreciation Expense	2.2	0.12	—	—
Adjusted CASM	$138.8	7.75	$117.2	7.55

Available seat miles (ASMs) - mm	1,791.5		1,553.5

	Nine Months Ended September 30,
	2023		2022
	Operating Expenses - mm	Per ASM (cents)	Operating Expenses - mm	Per ASM (cents)
CASM	$693.7	12.57	$626.7	12.25
Less:
Aircraft Fuel	185.8	3.37	206.3	4.03
Stock Compensation Expense	8.1	0.14	2.0	0.04
Cargo expenses, not already adjusted above	77.2	1.40	64.0	1.25
Sun Country Vacations	0.9	0.02	0.8	0.02
Aircraft and Flight Equipment Held for Operating Lease, Depreciation Expense	4.5	0.08	—	—
Adjusted CASM	$417.2	7.56	$353.6	6.91

Available seat miles (ASMs) - mm	5,516.8		5,114.1